UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 9, 2006

Kendle International Inc.
(Exact name of registrant as specified in charter)

Ohio	000-23019	31-1274091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Vine Street, Suite 1200, Cincinnati, OH 45202
(Address of principal executive offices)

(513) 381-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On November 9, 2006, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Kendle International Inc. (the “Company”) held a meeting to complete its ongoing compensation review for the Company’s Named Executive Officers, who are listed below in the table. The Committee reviewed, among other things, market compensation surveys of similarly situated executive officers and the increased responsibilities of each of the Named Executive Officers in light of the Company’s growth. The Committee determined to adjust base salaries for Named Executive Officers as follows:

Named Executive Officer	Adjusted Annual Base Salary Effective December 1, 2006
Candace Kendle	$530,000
Christopher C. Bergen	$400,000
Karl Brenkert III	$300,000
Simon Higginbotham	$280,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2006
KENDLE INTERNATIONAL INC.

By: _/s/Karl Brenkert_____________
Karl Brenkert III
Sr. Vice President, Chief Financial
Officer and Secretary